                                                                    EXHIBIT 13

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                          600 West Broadway, 30th Floor
                          San Diego, California  92101


                                             , 1996
                              ---------------



Nicholas-Applegate Series Trust
600 West Broadway, 30th Floor
San Diego, California 92101

Ladies and Gentlemen:

     In connection with your sale to us today of 10,000 shares of beneficial interest ("Shares") of the Nicholas-Applegate Core Growth, Emerging Growth, International Growth, Value, Diversified Income and International Fixed Income Series of Nicholas-Applegate Series Trust (the "Trust"), we understand that:
(i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the Shares or of any interest therein.

     We hereby agree that we will not sell, assign or transfer the Shares or any interest therein, except upon repurchase or redemption by the Trust, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that such sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder. We further agree that if any portion of the Shares is redeemed prior to the full amortization of the Trust's organizational expenses, the proceeds thereof will be reduced by a pro rata portion of such unamortized balance in the same proportion as the

Number of such Shares being redeemed bears to the number of such Shares outstanding at the time of redemption.


                                     NICHOLAS-APPLEGATE CAPITAL
                                     MANAGEMENT

                                     By: Nicholas-Applegate Capital
                                         Management Holdings, L.P., a
                                         California limited partnership,
                                         its General Partner


                                     By:  Nicholas-Applegate Capital
                                          Management Holdings, Inc.,
                                          its General Partner



                                          By
                                             ------------------------
                                                E. Blake Moore, Jr.
                                                Secretary